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                                 EXHIBIT 5.1

                 [Warner Norcross & Judd LLP letterhead]

                              August 14, 1998

Old Kent Financial Corporation
111 Lyon Street NW
Grand Rapids, Michigan 49503

               Re: REGISTRATION STATEMENT ON FORM S-3 FILED ON AUGUST 11, 1998 WITH RESPECT TO AN AGGREGATE OF $250,000,000 OF DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, AND COMMON STOCK

Ladies and Gentlemen:

          We are general counsel to Old Kent Financial Corporation, a Michigan corporation (the "Company"), and in such capacity, we have represented the Company in connection with the registration by the Company of (A) up to an aggregate of $250,000,000 of its (i) unsecured debt securities (the "Debt Securities"), which Debt Securities may be either senior or subordinated, (ii) shares of its preferred stock (the "Preferred Stock"), which Preferred Stock may be represented by depositary shares (the "Depositary Shares"), and (iii) shares of its common stock (the "Common Stock" and, together with the Debt Securities, Preferred Stock and Depositary Shares, the "Securities"); and (B) an indeterminate amount of Common Stock that may be issued upon conversion of Debt Securities, Preferred Stock, or Depositary Shares, as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date of this letter with the Securities and Exchange Commission by the Company pursuant to the Securities Act of 1933, as amended (the "Act").

          The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectuses contained therein (each, a "Prospectus"), and any amendments or supplements thereto.

          This opinion letter is Exhibit 5.1 to the Registration Statement and is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with the opinions contained in this letter, we have examined the Registration Statement, the Restated Articles of Incorporation and Bylaws of the Company, the corporate action taken by the Company relating to the Securities and their issuance, and such other documents as we have deemed appropriate as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents

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submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. In making our review of documents executed, or to be executed, by parties other than the Company, we have assumed that the parties had, or will have, the power, corporate or other, to enter into and perform all obligations under the documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by those parties of the documents and that the documents constitute valid and binding obligations of those parties. As to any facts material to the opinions expressed in this letter that were not independently verified or established, we have relied upon oral or written statements and representations of officers of the Company.

          Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, (2) the terms of any class or series of such Securities have been authorized by appropriate corporate action of the Company, and (3) such Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the applicable Prospectus, and the applicable supplement(s) to such Prospectus, then (a) the Debt Securities will be validly authorized and issued and binding obligations of the Company, and (b) the shares of the Preferred Stock and Common Stock will be legally issued, fully paid, and non-assessable.

          In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the State of Michigan and the United States of America, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

          This opinion is rendered to you and for your benefit solely in connection with the registration of the Securities. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation, or entity for any purposes whatsoever without our prior written consent.

          We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement, or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                                   WARNER NORCROSS & JUDD LLP

                                   /s/Gordon R. Lewis, a Partner
                                   Gordon R. Lewis, a Partner
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